Exhibit 99.1
FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Brian J. Roney	Leslie Loyet
Chief Financial Officer	General Inquiries
(248) 358-1171	(312) 640-6672
invrelations@npte.com	lloyet@frbir.com
FOR IMMEDIATE RELEASE
MONDAY, MAY 14, 2007
NORTH POINTE HOLDINGS CORPORATION REPORTS
FIRST QUARTER 2007 RESULTS
First Quarter Highlights:
•	Gross premiums written of $38.9 million versus $45.6 million in 2006.
•	Net premiums earned of $20.1 million versus $20.2 million in 2006.
•	Loss ratio of 48.2% versus 46.0% in first quarter 2006.
•	Net income per diluted share of $0.15 versus $0.18 in 2006.
•	Cash and investments of $178.9 million; book value of $9.87 per share.
SOUTHFIELD, MI — May 14, 2007 — North Pointe Holdings Corporation (Nasdaq: NPTE) today reported financial results for the first quarter ended March 31, 2007. The Company reported net income of $1.3 million for the first quarter, or $0.15 per diluted share. This compares to $1.6 million, or $0.18 per diluted share for the first quarter of 2006.
James Petcoff, president and chief executive officer, commented, “As with all commercial carriers, we are facing competitive headwinds pressuring our top line. In these market conditions, a focus on core competencies and a commitment to efficiency drive profitable growth. Our strategy is to leverage our long-standing relationships in our current markets along with expanding to additional venues. I look forward to the growth initiatives we have underway gaining traction at a more accelerated pace throughout this year.”
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Gross premiums written for the three months ended March 31, 2007, were $38.9 million compared to $45.6 million in the same quarter of 2006. Gross premiums written decreased $1.7 million, or 8.0 percent, in North Pointe’s commercial lines, and decreased $5.0 million, or 20.3 percent, in the company’s personal lines, in the first quarter of 2007 compared with the prior year period. The decrease in commercial lines was attributable to reductions in Florida commercial writings in the second quarter of 2006. The decrease in the personal lines was a result of a designed reduction and re-underwriting of the Florida homeowners line to reduce concentrations and homes of older construction.
Net premiums earned decreased $112,000, or 1.0 percent, to $20.1 in the first quarter 2007 from $20.2 million in the first quarter 2006. Total revenues in the first quarter of 2007 were $22.8 million, as compared to $21.6 million in the corresponding period in 2006, an increase of 5.5 percent on higher investment income and capital gains.
The Company’s combined ratio for the first quarter was 99.0 percent versus 91.3 percent in the first quarter of 2006. The loss ratio for the first quarter was 48.2 percent compared with 46.0 percent for the same period in 2006. The expense ratio for the first quarter was 50.8 percent compared to 45.3 percent in 2006.
Petcoff concluded, “Our calculated reductions in Florida in the second quarter of 2006 impacted both our top line and our expense ratio in the first quarter. However, we know repositioning our commercial property exposure in Florida was the right decision to allow the company to continue to expand. As we move forward, we remain focused on producing profitable top line growth.”
Conference Call Details
North Pointe will host a conference call today at 11:00 a.m. Eastern Time to discuss first quarter results. Individuals may either access the call by dialing 800-936-9754 or logging on to the company’s website at www.npte.com. Please allow 15 minutes to download the necessary software.
A replay will be available through May 21 by dialing 877-519-4471, passcode 8750545. A replay of the call will also be available on the North Pointe’s website at www.npte.com for 90 days following the event.
About North Pointe Holdings Corporation
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.
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Safe Harbor Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com
Financial Tables Follow...
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North Pointe Holdings Corporation and Subsidiaries
Results of Operations for the Periods Ended
March 31, 2007 and 2006

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
Gross premiums written:
Commercial lines	$19,267	$20,991
Personal lines	19,591	24,577

Total gross premiums written	38,858	45,568

Net premiums written:
Commercial lines	19,270	15,675
Personal lines	17,390	21,481

Total net premiums written	36,660	37,156

Revenues:
Net premiums earned:
Commercial lines	15,460	15,456
Personal lines	4,619	4,735

Total net premiums earned	20,079	20,191
Investment income, net	2,041	1,298
Net realized capital gains (losses)	247	(369)
Fees and other income	398	453

Total revenues	22,765	21,573

Expenses:
Losses and loss adjustment expenses, net	9,861	9,494
Policy acquisition costs	5,991	5,647
Other underwriting and operating expenses	4,415	3,706
Interest expense	486	249

Total expenses	20,753	19,096

Income before federal income tax expense	2,012	2,477
Federal income tax expense	670	850

Net income	$1,342	$1,627

Loss ratio:
Commercial lines	58.1%	33.8%
Personal lines	19.0%	90.1%
Aggregate	48.2%	46.0%
Expense ratio	50.8%	45.3%
Combined ratio	99.0%	91.3%
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North Pointe Holdings Corporation and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2007 and 2006

	2007	2006
	(Dollars in thousands,
	except share data)
ASSETS
Investments
Debt securities, available for sale, at fair value (amortized cost of $106,474 and $108,911 in 2007 and 2006, respectively)	$105,460	$107,334
Common stocks, at fair value (cost of $9,635 and $9,302 in 2007 and 2006, respectively)	11,604	11,376
Other investment	1,360	1,088

Total investments	118,424	119,798
Cash and cash equivalents	60,456	46,039
Accrued investment income	1,103	1,236
Premiums and agent balances receivable, net	18,276	18,088
Reinsurance recoverables on:
Paid losses	3,178	4,168
Unpaid losses	27,337	33,321
Prepaid reinsurance premiums	8,497	11,881
Deferred policy acquisition costs	10,341	8,848
Deferred federal income taxes, net	5,148	5,061
Federal income tax recoverable	—	523
Fixed assets, net of accumulated depreciation	5,913	5,946
Prepaid expenses and other assets	2,665	2,668

Total assets	$261,338	$257,577

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Liabilities
Unpaid losses and loss adjustment expenses	$83,758	$89,755
Unearned premiums	55,845	42,320
Debt	23,156	23,131
Federal income tax payable	388	—
Amounts due to reinsurers	1,308	1,930
Accrued expenses and other liabilities	5,807	7,236
Premiums in advance	1,013	4,970

Total liabilities	171,275	169,342

Commitments and contingent liabilities

Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 9,122,687 issued and outstanding in 2007 and 2006, respectively	50,761	50,578
Preferred stock, no par value; 5,000,000 shares authorized; and 0 shares issued and outstanding in 2007 and 2006, respectively	—	—
Retained earnings	38,671	37,329
Accumulated other comprehensive income:
Net unrealized gains on investments, net of deferred federal income tax expense of ($323) and ($169), respectively	631	328

Total shareholders’ equity	90,063	88,235

Total liabilities and shareholders’ equity	$261,338	$257,577

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North Pointe Holdings Corporation and Subsidiaries
Consolidated Statements of Income
For the Quarters Ended March 31, 2007, and 2006

	2007	2006
	(Dollars in thousands,
	except share data)
Revenues
Direct premiums written	$38,856	$45,564
Assumed premiums written	2	4

Gross premiums written	38,858	45,568
Premiums ceded	(2,198)	(8,412)

Net premiums written	36,660	37,156
Increase in net unearned premiums	(16,581)	(16,965)

Net premiums earned	20,079	20,191
Investment income, net of investment expenses	2,041	1,298
Net realized capital gains (losses)	247	(369)
Other income	398	453

Total revenues	22,765	21,573

Expenses
Losses and loss adjustment expenses, net	9,861	9,494
Policy acquisition costs	5,991	5,647
Other underwriting and operating expenses	4,415	3,706
Interest expense	486	249

Total expenses	20,753	19,096

Income before federal income tax expense	2,012	2,477
Federal income tax expense	670	850

Net income	$1,342	$1,627

Earnings Per Share
Basic	$0.15	$0.18
Diluted	0.15	0.18

Weighted average number of common shares outstanding
Basic	9,114,687	9,114,187
Diluted	9,118,222	9,114,631